EXHIBIT 10.1

Amendment Number Three
to the Merchant Processing Agreement Between
Heartland Payment Systems, Inc. and KeyBank National Association

THIS AMENDMENT NUMBER THREE (“Amendment Three”) to the Merchant Processing Agreement dated April 1, 2002, as amended, (the “Agreement”) is made as of the 30th day of December, 2011 (the “Effective Date”), by and between Heartland Payment Systems, Inc. (“HPS”), a Delaware corporation, with its principal place of business at 90 Nassau Street, 2nd floor, Princeton, New Jersey 08542 and KeyBank National Association (“KeyBank”), a national bank organized and existing under the laws of the United States with its principal place of business located at 127 Public Square, Cleveland, Ohio 44114. HPS and KeyBank are collectively from time to time referred to herein as the “Parties” with each being individually referred to as a “Party.”

KeyBank and HPS desire to amend the Agreement to modify the term thereof.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Heartland agree as follows:

1.	Article II, Section 2.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“This Agreement shall commence on April 1, 2002 and, unless terminated as provided herein, shall continue through October 1, 2012 (“Expiration Date”). The Agreement shall continue through and including such Expiration Date unless terminated by either Party (a) upon ninety (90) days prior written notice or (b) as otherwise provided in this Agreement.”

2.    This Amendment Three does not, and shall not be construed to, modify any term or condition of the Agreement other than those specific terms and conditions expressly referenced. Except as herein provided, the Agreement shall remain unchanged and in full force and effect. In the event of any inconsistency or discrepancy between the Agreement and this Amendment Three, the terms and conditions set forth in this Amendment Three shall control. This Amendment Three may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.
3.    Except as otherwise modified herein, the capitalized terms used in this Amendment shall have the meaning specified in the Agreement.

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed on its behalf by its duly authorized officers as of the Effective Date.

HEARTLAND PAYMENT SYSTEMS, INC.	KEYBANK NATIONAL ASSOCIATION
By: /s/ Robert H.B. Baldwin, Jr.	By: /s/ Douglas F Blossey
Name: Robert H.B. Baldwin, Jr.	Name: Douglas F Blossey
Title: President	Title: SVP - Procurement
Date: 12/22/2011	Date: 12/22/2011